                             MID-STATE TRUST VIII           Record Date: 6/13/00
                          7.791% ASSET-BACKED BONDS         Prior Date:  5/15/00
                            PAYMENT DATE STATEMENT    Distribution Date: 6/15/00

==================================================================================================================================
                                       ORIGINAL           BEGINNING                                                    ENDING
                       CERTIFICATE    CERTIFICATE        CERTIFICATE                                      TOTAL      CERTIFICATE
  CLASS       CUSIP        RATE         BALANCE            BALANCE         INTEREST      PRINCIPAL    DISTRIBUTION     BALANCE
----------------------------------------------------------------------------------------------------------------------------------
    A       595497AA6     7.791%     386,500,000.00     380,065,053.26   2,467,572.36   2,512,185.24  4,979,757.60  377,552,868.02
 Factors                                                                  6.38440455     6.49983244    12.88423699   976.85088751
   per
Thousand
----------------------------------------------------------------------------------------------------------------------------------
  TOTALS                             386,500,000.00     380,065,053.26   2,467,572.36   2,512,185.24  4,979,757.60  377,552,868.02
----------------------------------------------------------------------------------------------------------------------------------
















==================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                             MID-STATE TRUST VIII           Record Date: 6/13/00
                          7.791% ASSET-BACKED BONDS         Prior Date:  5/15/00
                            PAYMENT DATE STATEMENT    Distribution Date: 6/15/00

===================================================================================================================================


                      SCHEDULE OF REMITTANCE                                              COLLATERAL INFORMATION
                      ----------------------                                              ----------------------

Collections as of the end of the Related Due Period  5,058,912.77   Aggregate Beginning Economic Balance of Loans    412,978,122.05
Investment Earnings                                     21,992.78   Aggregate Ending Economic Balance of Loans       410,912,171.20
                                                                    Overcollateralization Amount                      33,359,303.18
AVAILABLE FUNDS                                      5,080,905.55   Cumulative Actual Net Economic Losses                 59,402.19
                                                     ============   Minimum Target Overcollateralization              41,496,022.11
                                                                    Optimal Principal Amount                           2,512,185.24
                                                                    Issuer Release                                             0.00
FEES
----
Servicer Fee                                           206,489.00
Trustee Fee                                              4,943.99
Standby Servicer Fee                                     1,187.70
AMBAC Fee                                               95,016.26
Owner Trustee Fee                                            0.00
CT Corporation                                               0.00   Economic balance as of the end of the related Due Period
Carlton Fields                                               0.00   of Accounts as to which there is a material breach of any
                         TOTAL:                        101,147.95   representation or warranty or as to which there is a material
                                                                    defect in the related Account Documents:                    N/A








===================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039

                             MID-STATE TRUST VIII           Record Date: 6/13/00
                          7.791% ASSET-BACKED BONDS         Prior Date:  5/15/00
                            PAYMENT DATE STATEMENT    Distribution Date: 6/15/00

==================================================================================================================================

                                                         ------------------------------------------------------------
                                                               DELINQUENT INFOR.            # LOANS        AMOUNT
                                                         ------------------------------------------------------------
                                                         Delinquent 0-30 Days                9119      930,828,756.34
        ------------------------------------------       Delinquent 31-60 Days                116       11,320,467.36
         Outstanding Balance       $410,912,171.20       Delinquent 61-90 Days                 75        7,644,650.40
        ------------------------------------------       Delinquent 91+ Days                  136       13,215,592.79
             # Accounts                      9,446       Loans in Foreclosure, Bankruptcy *   137        5,569,184.32
        ------------------------------------------       REO Property                           1           42,625.44
                                                         ------------------------------------------------------------

                                                         * figures included in above Delinquency numbers


















==================================================================================================================================

First Union National Bank                                       Robert Ashbaugh
Structured Finance Trust Services                                Vice President
401 South Tryon Street, 12th Floor                          Phone: 704-383-9568
Charlotte, North Carolina  28288-1179                         Fax: 704-383-6039